Exhibit (e)(2)(d)

               AMENDMENT NO. 3 TO DISTRIBUTION SERVICES AGREEMENT



     AMENDMENT made as of December 17, 2003 to the Distribution Services Agreement (the "Agreement") made as of February 1, 2002, between Sanford C. Bernstein Fund, Inc., a Maryland corporation (the "Fund") and AllianceBernstein Investment Research and Management, Inc., a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.



                                   WITNESSETH


     WHEREAS, the Fund and the Underwriter are parties to the Agreement;



     WHEREAS, the Short Duration Plus Portfolio and the International Portfolio, each a series of the Fund, have decided to sell to the public shares of their Class R Common Stock;



     WHEREAS, the Underwriter is willing to act, and the Fund wishes to appoint the Underwriter, as underwriter and distributor of the Class R Common Stock of each of the Short Duration Plus Portfolio and the International Portfolio;


     NOW, THEREFORE, the parties agree to amend the Agreement as follows:


     1. Section 1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     SECTION 1. Appointment of the Underwriter.


     The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell to the public shares of the classes of shares in the Portfolios listed on Schedule I hereto (collectively referred to as "Class A shares," Class B shares," "Class C shares" and "Class R shares") and shares of such other class or classes as the Fund and the Underwriter shall from time to time mutually agree in writing shall become subject to this Agreement (the "New shares") (the Class A shares, the Class B shares, the Class C shares, the Class R shares and the New shares being collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions herein set forth.


     2. Section 5(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:


     (b) Except as may be required by NASD rules and interpretations, the Fund will pay to the Underwriter each month a distribution services fee that will not exceed, on an annualized basis, .30% of the aggregate average daily net assets of the Portfolio attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class C shares and .50% of the aggregate average daily net assets of the Portfolio attributable to Class R shares. The distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of the Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to the Portfolio's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, .25% of the aggregate average daily net assets of the Portfolio attributable to each of the Class A shares, Class B shares, Class C shares and Class R shares will constitute a service fee that will be used by the Underwriter for personal service and/or the maintenance of shareholder accounts within the meaning of NASD rules and interpretations.


     3. Section 5(f) of the Agreement is amended by deleting it in its entirety and replacing it with the following:


     (f) A Portfolio is not obligated to pay any distribution expenses in excess of the distribution services fee described above in Section 5(b) hereof. Any expenses of distribution of a Portfolio's Class A shares accrued by the Underwriter in one fiscal year of the Portfolio may not be paid from distribution services fees received from the Portfolio in respect of Class A shares in another fiscal year. Any expenses of distribution of a Portfolio's Class B shares, Class C shares or Class R shares accrued by the Underwriter in one fiscal year of the Portfolio may be carried forward and paid from distribution services fees received from a Portfolio in respect of such class of shares in another fiscal year. No portion of the distribution services fees received from a Portfolio in respect of Class A shares may be used to pay any interest expense, carrying charges or other financing costs or allocation of overhead of the Underwriter. The distribution services fees received from a Portfolio in respect of Class B shares, Class C shares and Class R shares may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Underwriter to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative positions in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a class of shares as provided in Section 12 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by a Portfolio to the Underwriter with respect to that class, and
(ii) a Portfolio will not be obligated to pay the Underwriter for any amounts expended hereunder not previously reimbursed by the Portfolio from distribution services fees in respect of shares of such class or recovered through deferred sales charges. The distribution services fee of a particular class may not be used to subsidize the sale of shares of any other class.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.


                 SANFORD C. BERNSTEIN FUND, INC.



                 By: /s/ Christina Morse
                     ------------------------------------

                 Name: Christina Morse

                 Title: Assistant Secretary





                 ALLIANCEBERNSTEIN INVESTMENT RESEARCH
                 AND MANAGEMENT, INC.


                 By: /s/Andrew L. Gangolf
                     ------------------------------------

                    Name: Andrew L. Gangolf

                    Title: Senior Vice President and Aassistant General Counsel


                 ALLIANCE CAPITAL MANAGEMENT L.P.

                 By: Alliance Capital Management Corporation
                     General Partner


                 By: /s/ Mark R. Manley
                     ---------------------------------------

                 Name: Mark R. Manley

                 Title: Senior Vice President and Acting
                        General Counsel

                                   SCHEDULE I





New York Municipal Portfolio


AllianceBernstein Intermediate New York Municipal Class A shares
AllianceBernstein Intermediate New York Municipal Class B shares
AllianceBernstein Intermediate New York Municipal Class C shares





California Municipal Portfolio


AllianceBernstein Intermediate California Municipal Class A shares AllianceBernstein Intermediate California Municipal Class B shares AllianceBernstein Intermediate California Municipal Class C shares





Diversified Municipal Portfolio


AllianceBernstein Intermediate Diversified Municipal Class A shares AllianceBernstein Intermediate Diversified Municipal Class B shares AllianceBernstein Intermediate Diversified Municipal Class C shares





Short Duration Plus Portfolio


AllianceBernstein Short Duration Class A shares
AllianceBernstein Short Duration Class B shares
AllianceBernstein Short Duration Class C shares
AllianceBernstein Short Duration Class R shares





Tax-Managed International Portfolio



AllianceBernstein Tax-Managed International Class A shares
AllianceBernstein Tax-Managed International Class B shares
AllianceBernstein Tax-Managed International Class C shares





International Portfolio


AllianceBernstein International Class A shares
AllianceBernstein International Class B shares
AllianceBernstein International Class C shares
AllianceBernstein International Class R shares